Exhibit 10.1


                       INTERNATIONAL DISTRIBUTOR AGREEMENT

         THIS INTERNATIONAL DISTRIBUTOR AGREEMENT (this "Agreement), effective this 22nd day of August, 2001 (the "Effective Date"), by and between SpectraSCIENCE, Inc., a Minnesota corporation with offices at 14405 21st Ave. North, Suite 111, Minneapolis, Minnesota 55447 USA ("SpectraSCIENCE"), and Endoscopy U.K., Ltd., One Mead Lane, Lydney, Gloucestershire, GL 15 5AA, United Kingdom, a corporation organized under the laws of the United Kingdom, with
offices at                       ("DISTRIBUTOR").

                                    RECITALS:

         WHEREAS, SpectraSCIENCE designs, develops and manufactures proprietary optical biopsy systems capable of determining whether tissue is normal, pre-cancerous or cancerous without physically removing the tissue from the body;

         WHEREAS, DISTRIBUTOR desires to act as SpectraSCIENCE's distributor in a certain territory for certain of SpectraSCIENCE's products; and

         WHEREAS, SpectraSCIENCE is willing to grant certain rights to DISTRIBUTOR for the marketing and distribution of such products in such territory, on the terms and conditions set forth herein.

         Therefore, in consideration of entry into this Agreement and the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

SECTION 1. DEFINITIONS

         1.1 Product(s). "Product(s)" means and includes the products set forth in Schedule 1 attached hereto, including without limitation replacement parts for such products and the printed materials that may accompany such products.

         1.2 Territory. "Territory" shall mean the geographic area or areas set forth in Schedule 1 attached hereto. Noncontiguous states, provinces, colonies, territories, and other dependencies of a nation are not included in the Territory unless specifically set forth in Schedule 1 hereof.

SECTION 2. GRANT OF RIGHTS

         2.1 License. SpectraSCIENCE designates DISTRIBUTOR as its non-exclusive distributor, and grants DISTRIBUTOR the right to market and distribute the Products in the Territory, subject to the limitations set forth herein. This grant of rights conveys no right, title, or interest in the Products, and no direct or indirect license or right to use or have used, sell or have sold, or make or have made the Products or any part thereof, except as specifically provided herein. SpectraSCIENCE retains all other rights not expressly granted herein with regard to the Products.

         2.2 No Subdistributors. DISTRIBUTOR shall not market the Products except through its own employees, agents, and representatives. If DISTRIBUTOR wishes to grant subdistributorships, DISTRIBUTOR must obtain the prior written approval of SpectraSCIENCE, which approval may be withheld for any reason. Any subdistributor approved by SpectraSCIENCE must enter into a written

                                       1

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

agreement with DISTRIBUTOR substantially in the form of this Agreement, which purports to give the subdistributor no greater rights than DISTRIBUTOR has under this Agreement, and which provides that such agreement terminates automatically upon the termination this Agreement, for any reason. DISTRIBUTOR shall at all times remain liable for the performance of any approved subdistributor.

         2.3 No Other Distributor. Except as otherwise specifically provided below or in Schedule 1, and notwithstanding the reference to a "non-exclusive" distributor in Section 2.1, SpectraSCIENCE shall not appoint any other distributor for the Products in the Territory during the term of this Agreement, provided DISTRIBUTOR meets or exceeds its performance quotas pursuant to Section
3.3 and (if applicable) Schedule 1.

SECTION 3. DISTRIBUTOR'S OBLIGATIONS

         3.1 Best Efforts. DISTRIBUTOR shall use its best efforts to promote, market, and distribute the Products in the Territory. DISTRIBUTOR shall conduct its business in a professional manner that will reflect positively upon SpectraSCIENCE and the Products.

         3.2 Product Promotion. DISTRIBUTOR shall exhibit and demonstrate the Products at such trade shows in the Territory as DISTRIBUTOR determines in good faith are necessary or useful in marketing and promoting the Products. DISTRIBUTOR shall give SpectraSCIENCE reasonable prior notice of all such trade shows such that SpectraSCIENCE can attend if it so desires. DISTRIBUTOR shall otherwise meet all reasonable business standards for displaying, demonstrating, and explaining the operation and use of the Products to customers and potential customers.

         3.3 Performance Quotas.

                  3.3.1 DISTRIBUTOR acknowledges that low volume distribution of the Products will adversely affect SpectraSCIENCE's goodwill in the Territory. If SpectraSCIENCE terminates DISTRIBUTOR pursuant to Section 14 because DISTRIBUTOR failed to meet any such quotas, DISTRIBUTOR specifically acknowledges that pursuant to Section 14, it is not entitled to any compensation, because, among other things, the damage to SpectraSCIENCE's goodwill is likely to be at least as great as the losses DISTRIBUTOR might incur as a result of any such termination.

                  3.3.2 DISTRIBUTOR agrees to purchase and take delivery of the minimum purchase requirements of Products set forth in Schedule 1 hereof during each quarter during the Term (as defined herein), commencing in the first quarter of the second year of the Term. For purposes of determining compliance with the minimum purchase requirements, DISTRIBUTOR's purchases hereunder shall not be aggregated. Accordingly, DISTRIBUTOR may not apply purchases made during any quarter to the minimum purchase requirement applicable to the following quarter. If DISTRIBUTOR fails to meet such requirements, SpectraSCIENCE shall have the right to appoint other distributors of the Product(s) in the Territory or, at SpectraSCIENCE's option, to terminate this Agreement pursuant to Section 14.

         3.4 Submission of Purchase Orders.

                  3.4.1 DISTRIBUTOR shall deliver purchase orders to SpectraSCIENCE for the Products not less than fourteen (14) days prior to the requested date of shipment. Such purchase orders shall state the quantities of the Products ordered and the requested shipping date, and to which DISTRIBUTOR office the Products should be shipped. The parties acknowledge that DISTRIBUTOR's

                                       2

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

use of purchase orders is for convenience of the parties, and agree that additional or conflicting terms or conditions set forth in any purchase order shall be of no force or effect.

                  3.4.2 Contemporaneously with the execution of this Agreement, DISTRIBUTOR shall execute the initial purchase attached hereto as Exhibit A (the "Initial Purchase Order"). The Products set forth in such purchase order shall count against DISTRIBUTOR's minimum purchase requirements hereunder. Notwithstanding anything to the contrary in this Agreement, the purchase price for the Products set forth in the initial purchase order shall be due and payable upon the Effective Date and SpectraSCIENCE shall be under no obligation to delivery such Products until receipt of such payment.

                  3.4.3 DISTRIBUTOR shall order sufficient quantities of replacement parts for the Products so as to be able to service customers in a prompt and timely manner in accordance with its obligations hereunder.

                  3.4.4 DISTRIBUTOR shall not sell any Products beyond their stated expiration date. DISTRIBUTOR may, at its expense, return expired Products in exchange for like Products with a later expiration, but shall not be entitled to a refund for any expired Product.

         3.5 Customer Support.

                  3.5.1 DISTRIBUTOR shall provide its customers with a minimum of three (3) months of free telephone technical support, upon a customer's purchase of any of the Products.

                  3.5.2 DISTRIBUTOR shall respond to and handle all customer inquiries and complaints relating to the Products. DISTRIBUTOR's responsibilities shall include, but not be limited to, all support, training, use, and maintenance issues relating to the Products. DISTRIBUTOR shall perform such responsibilities at its own expense, provided, however, that SpectraSCIENCE shall use its commercially reasonable efforts to repair or replace any defective Product to the extent of its warranty obligations hereunder. DISTRIBUTOR shall promptly report to SpectraSCIENCE all suspected Product defects, errors, technical difficulties, or other problems relating to the use or operation of the Products (collectively, "Problems") and shall keep SpectraSCIENCE reasonably informed of customer complaints concerning same. Without limiting the foregoing, upon becoming aware of any Problem, DISTRIBUTOR shall report the Problem to SpectraSCIENCE in writing in accordance with the following: (i) if the Problem involves patient injuries, within twenty-four (24) hours; and (ii) for any other Problem, within forty-eight (48) hours.

         3.6 Place of Business and Staffing. DISTRIBUTOR shall provide and maintain, at its expense, an adequate number of personnel competent to provide maintenance, support, and technical service to the end customers, and to service the Products as described in this Agreement. DISTRIBUTOR shall permit SpectraSCIENCE to inspect DISTRIBUTOR's premises upon reasonable notice and at reasonable times, for purposes of determining compliance with this Agreement and DISTRIBUTOR's ongoing ability to market and service the Products as contemplated herein.

         3.7 Customer List; Forecast. DISTRIBUTOR shall furnish to SpectraSCIENCE quarterly a list of its customers for the Product, including the name, address, and telephone number of each end customer, the dates and number of Products sold to each customer and a sales forecast of the Products for the next six months. SpectraSCIENCE shall have the right to contact these customers at any time. Each

                                       3

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

quarterly report shall also include such further information on marketing contacts, training status of support personnel and identification thereof, and any such other information, including certified financial statements, as SpectraSCIENCE may reasonably require.

         3.8 Advertising, Etc. DISTRIBUTOR shall provide SpectraSCIENCE with copies of all advertising, brochures, and other materials relating to the Products prior to the use of any thereof. DISTRIBUTOR shall not use any of such materials to which SpectraSCIENCE objects. All advertising, brochures, and other materials relating to the Products shall clearly identify the Products as being manufactured in the USA by SpectraSCIENCE. DISTRIBUTOR shall make no claims concerning the Products except as authorized by SpectraSCIENCE in writing or as contained in SpectraSCIENCE's marketing materials provided to DISTRIBUTOR for use in the Territory.

         3.9 Restricting Activity to the Territory. DISTRIBUTOR shall not advertise, promote, or solicit customers for the Products outside the Territory or establish any office through which orders are solicited or any depot at which inventories of the Products are stored outside the Territory. DISTRIBUTOR shall not sell the Products to customers outside of the Territory, provided, however, that nothing herein shall preclude DISTRIBUTOR from selling the Products to any customer, wherever located, who purchase Products with the intent expressed in writing to use the Products in the Territory.

         3.10 No Modifications or Translations of Products. DISTRIBUTOR shall not modify or alter the Products, or combine the Products with other products, without SpectraSCIENCE's prior written consent. Without limiting the generality of the foregoing, DISTRIBUTOR shall not translate all or any portion of the manuals or the help files for the Products without SpectraSCIENCE's prior written consent.

         3.11 No Reverse Engineering. DISTRIBUTOR shall not attempt to decompile or reverse engineer any of the Products or part thereof.

         3.12 Pricing. The parties acknowledge that DISTRIBUTOR is free to determine the prices at which it will market the Products. DISTRIBUTOR recognizes and agrees with SpectraSCIENCE's objective of being a price/performance leader, however, so DISTRIBUTOR shall use its best efforts to sell Products at prices not substantially above SpectraSCIENCE's suggested international retail prices.

         3.13 Insurance. DISTRIBUTOR shall maintain in force, during the term of this Agreement and for as long as a practical need exists, one or more policies of liability insurance, including without limitation product liability insurance, with an insurer reasonably acceptable to SpectraSCIENCE that shall cover all liabilities of DISTRIBUTOR, whenever existing, attributable to the Products and in an amount reasonably determined by SpectraSCIENCE. SpectraSCIENCE shall be designated as an additional insured under such policy and shall be provided with a certificate of insurance within thirty (30) days after the issuance and each renewal thereof.

         3.14 Product Recalls. If any governmental agency having jurisdiction in the United States or the Territory shall request or order any corrective action with respect to Products supplied hereunder, including without limitation any Product recall, customer notice, restriction, change, correction active, or any Product change, the parties shall cooperate fully to effectuate such corrective action. The foregoing shall be without limitation to SpectraSCIENCE's right terminate this Agreement pursuant to Section 14 if any Product does not receive or loses any necessary or appropriate government approval.

                                       4

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         3.15 Indemnification. DISTRIBUTOR shall defend, indemnify, and hold SpectraSCIENCE harmless from and against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants, and expert witnesses (collectively, "Damages") based upon, arising out of, or relating to (i) DISTRIBUTOR's or any of its subdistributor's breach of this Agreement, negligence, willful misconduct, or violation of any applicable law, rule, regulation, or order, (ii) any act or omission by DISTRIBUTOR or any of its subdistributors, or (iii) any unfair business practice of DISTRIBUTOR or any of its subdistributors. SpectraSCIENCE will (i) promptly notify DISTRIBUTOR in writing of any notice of claim or of any threatened or actual suit, and (ii) at DISTRIBUTOR's expense, give DISTRIBUTOR all reasonable non-monetary assistance for the defense of same.

SECTION 4. SpectraSCIENCE'S OBLIGATIONS

         4.1 Products.

                  4.1.1 SpectraSCIENCE shall use its commercially reasonable efforts to ship the quantity of Products in accordance by the requested date in each purchase order submitted by DISTRIBUTOR. SpectraSCIENCE shall notify DISTRIBUTOR of any delay or failure to ship the Products promptly upon learning of any such delay or failure. The Products shall be shipped to DISTRIBUTOR by SpectraSCIENCE or on SpectraSCIENCE's behalf, freight prepaid by DISTRIBUTOR in accordance with Section 6, with risk of loss to pass to DISTRIBUTOR upon delivery of the Products by SpectraSCIENCE to a common carrier.

                  4.1.2 In the event of any shortage, damage, or discrepancy in or to a shipment of Products, DISTRIBUTOR shall within ten (10) days after SpectraSCIENCE's shipment of the Products report the same to SpectraSCIENCE, failing which the Products shall be deemed accepted by DISTRIBUTOR. DISTRIBUTOR shall promptly furnish to such written evidence or other documentation of the shortage, damage, or discrepancy, as SpectraSCIENCE may deem appropriate. If such evidence and documentation demonstrates to SpectraSCIENCE's reasonable satisfaction that SpectraSCIENCE is responsible for the shortage, damage, or discrepancy, SpectraSCIENCE shall promptly deliver additional or substitute Products to DISTRIBUTOR, but in no event shall SpectraSCIENCE be liable for any additional costs, expenses, or Damages, suffered or incurred by DISTRIBUTOR as a result of such shortage, damage, or discrepancy. DISTRIBUTOR shall return or destroy any excess or damaged Products as directed by SpectraSCIENCE.

         4.2 Samples. During the Term, upon the written request of DISTRIBUTOR, SpectraSCIENCE may, in its sole discretion, provide, at no charge to DISTRIBUTOR, certain Products as samples for use by DISTRIBUTOR in connection with its marketing and promotion of the Products. Any of such samples that are retained by third parties, or used by DISTRIBUTOR for other than marketing or promotional purposes, shall be subject to the fees described in Section 6. All such samples shall be subject to the same limitations as Products to be paid for under this Agreement. All samples shall be returned to SpectraSCIENCE upon termination of this Agreement.

         4.3 Training and Assistance. SpectraSCIENCE shall provide initial sales and annual service training to DISTRIBUTOR's personnel necessary for the marketing and servicing of the Products, as further described in Schedule 1. Such training and assistance shall be provided (i) at SpectraSCIENCE's offices, or, if agreed by the parties, at DISTRIBUTOR's offices, and (ii) at no charge to DISTRIBUTOR, except that if training is performed or assistance is provided at DISTRIBUTOR's

                                       5

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

offices, DISTRIBUTOR shall promptly reimburse SpectraSCIENCE for reasonable expenses of travel, meals, and lodging. Training or support other than or in excess of that provided for above shall be at SpectraSCIENCE's then current rates, plus reimbursement for reasonable expenses of travel, meals, and lodging. The foregoing notwithstanding, SpectraSCIENCE shall provide reasonable sales assistance to DISTRIBUTOR at no charge, provided, however, that: (i) DISTRIBUTOR shall reimburse SpectraSCIENCE for reasonable expenses of travel, meals, and lodging incurred in providing such assistance (SpectraSCIENCE may waive such reimbursement in its sole discretion); (ii) the parties acknowledge and agree that such assistance shall generally be limited to sales of more than one console to a customer.

         4.4 Sales and Technical Literature. SpectraSCIENCE shall provide to DISTRIBUTOR reasonable quantities of such sales and technical literature and materials as SpectraSCIENCE may have prepared and shall make available copies of promotional materials at may have prepared. DISTRIBUTOR shall use such materials solely as provided under this Agreement. SpectraSCIENCE retains all rights, title, and interests in and to such materials.

         4.5 Product Changes. SpectraSCIENCE may, upon written notice and without liability to DISTRIBUTOR, discontinue the sale of any Product, commence the development and distribution of new products or of modifications or improvements to the Products having features that may make the Products wholly or partially obsolete, whether or not DISTRIBUTOR is granted any distribution rights in respect of such new or modified products.

SECTION 5. EXPENSES

         Except as otherwise expressly provided in this Agreement, SpectraSCIENCE and DISTRIBUTOR shall each bear their respective costs and expenses as incurred by each party in its performance hereunder, including without limitation all rents, salaries, commissions, and advertising, demonstration, promotional, travel, and accommodation expenses.

SECTION 6. PRICES AND PAYMENTS

         6.1 Prices and Payments.

                  6.1.1 DISTRIBUTOR shall pay SpectraSCIENCE the amount(s) set forth in SpectraSCIENCE's then current price list for each Product shipped to DISTRIBUTOR (except those Products provided to DISTRIBUTOR pursuant to Section 4.2). The price list in effective as of the date of this Agreement is set forth in Schedule 1. All prices are set forth in United States dollars. Except as otherwise provided herein or in Schedule 1, DISTRIBUTOR shall pay SpectraSCIENCE for all such copies of the Products on or before the fifteenth (15th) day of the month following the month during which SpectraSCIENCE shipped the Products.

                  6.1.2 All payments to be made by DISTRIBUTOR to SpectraSCIENCE pursuant to this Agreement represent net amounts SpectraSCIENCE is entitled to receive and shall not be subject to any deductions for any reason whatsoever, including without limitation, duties, assessments, taxes, or bank charges.

                                       6

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                  6.1.3 DISTRIBUTOR shall promptly provide SpectraSCIENCE with copies of DISTRIBUTOR's current price lists for the Products and the update service and shall advise SpectraSCIENCE of any proposed or actual changes in these price lists.

         6.2 Currency of Payment and Blocked Funds. DISTRIBUTOR shall make all payments to SpectraSCIENCE in United States currency. Each payment shall be deemed not to have been made until the payment is available to SpectraSCIENCE in immediately available funds in the United States. If DISTRIBUTOR is prevented by government regulation from transferring funds to the United States, SpectraSCIENCE shall have the right to terminate this Agreement, pursuant to
Section 14. In addition, at SpectraSCIENCE's request, DISTRIBUTOR shall deposit for the account of SpectraSCIENCE the blocked funds due SpectraSCIENCE in any bank designated by SpectraSCIENCE to which such blocked funds may be legally paid. DISTRIBUTOR shall, at DISTRIBUTOR's sole cost and expense, institute and complete whatever proceedings may be necessary to obtain approval of such payment in United States currency from all government authorities blocking such payment, whether or not SpectraSCIENCE exercises its right to terminate this Agreement.

         6.3 Late Payments. If DISTRIBUTOR shall be overdue on any payment(s), SpectraSCIENCE may delay shipment of the Products, cancel outstanding orders until DISTRIBUTOR is current on all payments, or terminate this Agreement pursuant to Section 14. SpectraSCIENCE shall charge DISTRIBUTOR a late payment charge of one and one-half percent (1 1/2%) per month or such lower rate as may be imposed by law on any balances outstanding after the date payment is due pursuant to Section 6.1.1 hereof.

         6.4 Taxes, Shipping, Etc. DISTRIBUTOR shall be responsible for all shipping charges, insurance, United States and foreign governments' federal, state, municipal, or other governmental sales or other taxes, fees, and charges, duties, excise taxes, or tariffs now or hereafter imposed on the production, storage, sale, licensing, transportation, import, export, or other use of the Products.

         6.5 Risk of Payment. DISTRIBUTOR assumes all credit risk of end customers. DISTRIBUTOR shall pay SpectraSCIENCE for all Products ordered and delivered and update service ordered, regardless whether DISTRIBUTOR licenses such Products to end customers or receives payment for any such licenses or services.

SECTION 7. LIMITATIONS OF WARRANTY AND DAMAGES

         7.1 Limited Warranty. SpectraSCIENCE warrants, solely for the benefit of DISTRIBUTOR, that for a period of ninety (90) days after shipment by SpectraSCIENCE that each Product shall substantially conform to the specifications set forth in the materials accompanying the Product and shall be free from defects in materials and workmanship; provided, however, that the foregoing warranties are expressly contingent (and shall otherwise be void) upon use of the Product strictly in accordance with such specifications and without misuse, damage, alteration, or modification thereto. As DISTRIBUTOR's exclusive remedy for any defective Product, SpectraSCIENCE shall repair or replace the Product, or, at SpectraSCIENCE's sole discretion, repay or credit the actual price paid by DISTRIBUTOR therefore. SpectraSCIENCE must receive warranty claims within thirty (30) days after the claim arises, but no later than the stated expiration date of the applicable warranty period, and must be made in writing in sufficient detail to allow SpectraSCIENCE to reproduce the defect.

                                       7

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         7.2 Limitation of Warranty. EXCEPT AS PROVIDED IN SECTION 7.1, SpectraSCIENCE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PERFORMANCE OF THE PRODUCTS TO DISTRIBUTOR OR TO ANY OTHER PERSON. SpectraSCIENCE RESERVES THE RIGHT TO CHANGE THE WARRANTY POLICY AT ANY TIME. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND OBLIGATION OF RESULTS, ARE HEREBY EXCLUDED.

         7.3 Limitation of Damages. The liability of SpectraSCIENCE, if any, for all damages relating to any allegedly defective Product shall be limited to the actual price paid by DISTRIBUTOR for such Product and shall in no event include incidental, special, or consequential damages of any kind, whether the claim therefor be based in contract, tort, strict liability, negligence, or otherwise.

SECTION 8. CONFIDENTIAL INFORMATION

         8.1 Confidentiality. During the Term and for a period of three (3) years following the effective date of termination or expiration of this Agreement, each party agrees not to disclose to any third party or to use any information regarding the terms of this Agreement or information obtained from the other party concerning operations, technical information, or financial information without advance written approval of the other party, except (i) information generally available to the public without breach of this Agreement,
(ii) information provably developed independently by the receiving party, (iii) information obtained from a third party not under any obligation of nondisclosure, (iv) information required to be disclosed by law or governmental regulation; and (v) customer information disclosed by DISTRIBUTOR in accordance with this Agreement; provided, however, that before making any use or disclosure in reliance on any of such exceptions (i) through (iv) the party that intends to use or disclose such information shall give at least fifteen (15) business days' prior written notice to the other party specifying the applicable exception(s) and circumstances giving rise thereto.

         8.2 Injunctive Relief. The parties agree that any breach of this
Section 8 would constitute irreparable harm, and that either party shall be entitled to seek specific performance or injunctive relief to enforce this
Section 8 in addition to whatever remedies such party may otherwise be entitled to at law or in equity.

SECTION 9. COMPLIANCE WITH LAWS

         9.1 General. DISTRIBUTOR shall at all times promote the Products and SpectraSCIENCE's goodwill and reputation, and shall conduct its business in a highly ethical manner and in accordance with all federal, state, and local statutes, laws, regulations, and customs of the United States and of any country in which DISTRIBUTOR is marketing and distributing the Products, including without limitation the requirements of the United States Export Administration Regulations, the United States Foreign Corrupt Practices Act, and the United States Anti-Boycott Regulations as amended during the Term and as they may apply to DISTRIBUTOR's activities under this Agreement.

         9.2 Contract Approval. DISTRIBUTOR represents that, except as described on Schedule 2, neither DISTRIBUTOR nor SpectraSCIENCE is required to give notice to or obtain the approval of any governmental, regulatory, or judicial authority having jurisdiction in the Territory or over DISTRIBUTOR before the parties can execute this Agreement.

                                       8

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         9.3 Customs Matters. Each party shall provide the other with all such information as is necessary to enable the relevant party to comply with applicable customs laws in that party's country, including such laws as provide relief from customs duties and taxes in respect of goods imported into such country. Notwithstanding the foregoing, DISTRIBUTOR, at its expense, shall be primarily responsible for identifying such laws and procedures and preparing any necessary documentation to effect such relief and compliance.

         9.4 United States Export Control. DISTRIBUTOR has provided and shall provide SpectraSCIENCE with such assurances as SpectraSCIENCE has requested or shall reasonably request that during the Term the Products shall not be exported or reexported directly or indirectly to destinations prohibited by the United States Department of Commerce in accordance with the Department's Export Administration Regulations.

SECTION 10. INTELLECTUAL PROPERTY RIGHTS; INFRINGEMENT

         10.1 Ownership. DISTRIBUTOR acknowledges that SpectraSCIENCE owns all rights, title, and interests in and to (i) the Products (including but not limited to all versions, enhancements, updates, or other modifications thereto), and (ii) all its trade names and trademarks used on or in connection with the Products, including but not limited to "SpectraSCIENCE," "Virtual Biopsy System," and "SpectraSCIENCE Virtual Biopsy System" (collectively, the "Trademarks").

         10.2 Proprietary Notices. The Products and accompanying materials may each contain patent, copyright, or other proprietary notices. DISTRIBUTOR shall not remove, obscure, deface, or otherwise alter or modify such notices.

         10.3 Trademarks.

                  10.3.1 DISTRIBUTOR may use the Trademarks only on or in connection with the Products and in the form(s) approved by SpectraSCIENCE in writing, or otherwise with the express prior written permission of SpectraSCIENCE. Nothing contained herein shall give to DISTRIBUTOR any proprietary or other property interest in any of the Trademarks. All goodwill and any rights that may arise as a result of DISTRIBUTOR's use of any of the Trademarks shall inure to the benefit of SpectraSCIENCE.

                  10.3.2 DISTRIBUTOR shall not use any trademarks, trade names, or logos other than the Trademarks on or in connection with the Products without SpectraSCIENCE's prior express written consent. If SpectraSCIENCE gives its consent for DISTRIBUTOR to use certain of its separate trademarks, trade names, or logos on or in connection with the Products, DISTRIBUTOR's identifying marks, names, and logos shall be of equal or lesser prominence than SpectraSCIENCE's.

         10.4 Registration. DISTRIBUTOR shall, at SpectraSCIENCE's request, assist SpectraSCIENCE in taking all reasonably necessary action to assure that SpectraSCIENCE's copyrights, Trademarks, and patents are adequately protected in the Territory. DISTRIBUTOR shall execute whatever documents are reasonably necessary for SpectraSCIENCE to perform under this Section 10.4.

         10.5 Infringement. SpectraSCIENCE shall defend, indemnify, and hold DISTRIBUTOR harmless from and against any and all Damages incurred or suffered by SpectraSCIENCE as a consequence of third party claims that distribution of the Products violates any United States patent,

                                       9

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

copyright, trademark right, trade secret right, or any other proprietary right, provided that (i) SpectraSCIENCE is notified promptly in writing of any notice of claim or of any threatened or actual suit, (ii) at SpectraSCIENCE's expense, DISTRIBUTOR gives SpectraSCIENCE all reasonable non-monetary assistance for the defense of same, and (iii) SpectraSCIENCE shall have no liability with respect to any patent, copyright, trademark, trade secret or other proprietary rights infringement to the extent it results from the distribution or use of products other than the Products, or any modifications to the Products not created by SpectraSCIENCE.

SECTION 11. COMPETING PRODUCTS

         Except as set forth on Schedule 1, DISTRIBUTOR represents and warrants that it does not currently market optical biopsy systems and that it shall not, or permit any person or entity affiliated with it to, directly or indirectly market or sell other products competitive with the Products. To the extent permitted by law, during the Term DISTRIBUTOR shall not develop any products competitive with the Products, acquire the right to market, distribute, or license any such competitive products within the Territory, or take any action that is adverse to SpectraSCIENCE's interests, Products, market, goodwill, or reputation. DISTRIBUTOR represents and warrants that it has no other actual or potential conflicts of interest with SpectraSCIENCE nor with its obligations under this Agreement, and shall avoid any such conflict during the Term.

SECTION 12. INDEPENDENT CONTRACTOR

         DISTRIBUTOR is an independent contractor and is not an agent, employee, or legal representative of SpectraSCIENCE. DISTRIBUTOR expressly acknowledges that it has no power or authority to accept any order for SpectraSCIENCE, or to make guarantees or warranties concerning the Products or the delivery thereof, or to make any commitment for SpectraSCIENCE or to obligate SpectraSCIENCE in any respect whatsoever. DISTRIBUTOR agrees to indemnify SpectraSCIENCE and to hold SpectraSCIENCE harmless from and against any and all Damages based upon, arising out of, or relating to action in excess of DISTRIBUTOR's authority hereunder and arising out of any claims by customers of DISTRIBUTOR, except as provided in Section 10.5.

SECTION 13. TERM AND TERMINATION

         13.1 Term. This Agreement shall have an initial term as set forth in
Schedule 1 hereof, subject to early termination as provided in Section 14. As used herein, the "Term" shall include the initial term and any renewal hereof, until expiration or termination pursuant to this Agreement.

         13.2 Renewal. This Agreement may be renewed for successive one (1) year periods upon the written agreement of the parties.

SECTION 14. TERMINATION

         14.1 Termination for Just Cause. This Agreement may be terminated prior to expiration as follows:

                  14.1.1 This Agreement shall terminate thirty (30) days after notice of termination by one party to the other for the material breach of any other provision, covenant, or obligation of this Agreement unless such breach is corrected to the nonbreaching party's reasonable satisfaction within such thirty
(30) day notice period.

                                       10

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                  14.1.2 To the extent permitted by law, this Agreement shall terminate immediately if an assignment is made of either party's business for the benefit of creditors; if a receiver, trustee in bankruptcy, or like official is appointed to take all or part of either party's property; or if either party ceases doing business in the ordinary course.

                  14.1.3 SpectraSCIENCE may terminate this Agreement upon ten
(10) days written notice to DISTRIBUTOR if:

                           (i) SpectraSCIENCE is acquired in whole or in part
by, or is merged with, a third party;

                           (ii) the individuals set forth in Schedule 1 (if any)
no longer control or are employed by, as the case may be, DISTRIBUTOR or there is a material change in the management of operation of DISTRIBUTOR's business;

                           (iii) any Product does not receive any necessary or
appropriate approval of any governmental agency having jurisdiction in the United States or the Territory, or if any such approval is withdrawn, revoked, qualified, or otherwise changed, modified, or amended in any respect;

                           (iv) DISTRIBUTOR fails to meet the applicable minimum
purchase requirements hereunder during any calendar quarter during the Term;

                           (v) any act or omission of DISTRIBUTOR, any of its
subdistributors, or their respective agents, representatives, or employees is likely, in the sole discretion of SpectraSCIENCE, to cause or has caused harm or disrepute to the reputation of SpectraSCIENCE or any Product, or harm to the public;

                           (vi) DISTRIBUTOR or any of its subdistributors
breaches any confidentiality obligation to SpectraSCIENCE or any obligation relating to SpectraSCIENCE's intellectual property or alters any Product or its accompanying written materials without the written authorization of SpectraSCIENCE, or sells a Product beyond its expiration date; or

                           (vii) SpectraSCIENCE ceases to sell the Products.

         14.2 Termination Without Cause. (***)

         14.3 Waiver of Termination Claims. Neither party, by reason of the expiration or termination of this Agreement in conformity with the terms hereof, shall be liable to the other party for compensation, reimbursement, or damage either because of the loss of goodwill, present or prospective profits on sales or anticipated sales, expenditures, investments, commitments made in connection therewith, or related to the performance hereunder or the business or goodwill of the other party, and any and all claims of such liability and the right to make such claims are hereby waived by the other party; provided, however, that termination or expiration of this Agreement will not relieve either party of its then accrued payment obligations under this Agreement or obligations relating to confidentiality.


                                       11

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         14.4 Available Remedies. Except as provided in Section 14.3, the rights and remedies provided to the parties in this Section 14 shall not be exclusive or limiting and are in addition to any of the other rights provided by this Agreement or by law.

         14.5 Effect of Termination. Upon expiration or termination of this Agreement, except as otherwise provided in this paragraph, DISTRIBUTOR shall forthwith (i) return to SpectraSCIENCE all samples of the Products provided by SpectraSCIENCE to DISTRIBUTOR pursuant to Section 4.2 or pursuant to any earlier agreement of which this may be a renewal; (ii) pay SpectraSCIENCE all sums due and owing pursuant to this Agreement; (iii) provide SpectraSCIENCE with a current customer list including names, addresses, and telephone numbers; (iv) cease any and all uses of SpectraSCIENCE's proprietary information and materials, including but not limited to SpectraSCIENCE's copyrighted materials and Trademarks; (v) return to SpectraSCIENCE, or destroy in the presence of an independent inspector, all promotional and other literature relating to the Products; and (vi) advise all customers, in a form acceptable to SpectraSCIENCE, that DISTRIBUTOR no longer distributes the Products. Further, DISTRIBUTOR shall certify to SpectraSCIENCE that all of the actions set forth in (i) through (vi) above have been taken, and shall take no action that shall adversely affect SpectraSCIENCE's reputation or goodwill. Except in the event of termination pursuant to Section 14.1.1 or 14.1.3(iii), (v), or (vi) , DISTRIBUTOR may continue to market and distribute the Products DISTRIBUTOR has remaining in its inventory as of the effective date of such expiration or termination of this Agreement for a period of six (6) months following expiration or termination. At the end of such six (6) month period, DISTRIBUTOR shall, without reimbursement from SpectraSCIENCE, forthwith return or destroy all remaining Products as directed by SpectraSCIENCE and certify to SpectraSCIENCE that such action has been taken.

SECTION 15. GENERAL

         15.1 Waivers. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent, or excuse shall be in writing and signed by the party claimed to have waived or consented. Should either party consent, waive, or excuse a breach by the other party, such shall not constitute consent to, waiver of, or excuse of any other different or subsequent breach whether or not of the same kind as the original breach.

         15.2 Binding Effect; Assignment. This Agreement will mutually benefit and be binding upon the parties and their permitted successors and assigns. DISTRIBUTOR may not assign this Agreement in whole or in part, except to an affiliated entity reasonably acceptable in writing to SpectraSCIENCE. Any assignment or attempted assignment by DISTRIBUTOR without the written consent of SpectraSCIENCE shall be void and constitute a breach of this agreement.

         15.3 Notices. All notices required or permitted hereunder or by law shall be given in writing and shall be effective whether served by personal delivery, by mailing return receipt requested, postage prepaid, by private express delivery, or by facsimile (with hard copy by mail or express delivery immediately following), to the address listed above or such other address as one party may notify the other pursuant to this Section 15.3.

         15.4 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereof, shall be exclusively construed in accordance with and governed by the laws of the State of Minnesota without regard to its conflicts of laws principles, and, as applicable, United States federal law. The parties expressly reject the applicability to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

                                       12

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         15.5 Jurisdiction. DISTRIBUTOR and SpectraSCIENCE, each, to the extent that it may lawfully do so, hereby consents to the exclusive jurisdiction of the courts of the State of Minnesota and the United States District Court of Minnesota for any suit, action, or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections such party may have to venue in any such courts. Each party, to the extent that it may lawfully do so, further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided at the beginning of this Agreement or as otherwise provided under the laws of the State of Minnesota.

         15.6 Arbitration. All disputes arising in connection with this Agreement shall be finally settled in accordance with the rules then in effect of the International Chamber of Commerce ("ICC") in proceedings to be held in Minneapolis, Minnesota, USA. Arbitrators are to be selected by the parties, each side choosing one. In case the two arbitrators cannot agree, they shall select a third arbitrator (or failing agreement, such third arbitrator will be selected by the ICC upon reference being made to such body), and the decision of any two of the three arbitrators shall be binding upon the parties. Notwithstanding the foregoing, any breach or violation of the provisions of Sections 6 (Payment), 8 (Confidentiality), 9 (Compliance with Laws), and 10 (Proprietary Rights) may be submitted by the injured party, at its discretion, to a court of competent jurisdiction (as limited by Section 15.5 hereof) in an action for injunctive or other equitable relief in lieu of arbitration. In addition, judgment upon any award rendered in arbitration may be entered in a court of competent jurisdiction or application may be made to such court for judicial acceptance of such award and an order of enforcement, as the case may be. Each party shall bear its own cost of arbitration hereunder.

         15.7 Entire Agreement. This Agreement, including the schedules, constitutes the entire understanding of the parties relating to the subject matter hereof, and merges all prior agreements, understandings, and communications. No modification of this Agreement will be effective unless made in writing signed by both parties by their duly authorized representatives.

         15.8 General Assurances. The parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts, as may be necessary or appropriate to carry out the intent and purpose of this Agreement.

         15.9 Counterparts. All executed copies of this Agreement (including without limitation counterparts executed and delivered by facsimile) shall be deemed originals.

         15.10 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

         15.11 Force Majeure. Except as to any payment or confidentiality obligations under this Agreement, neither party shall be liable for damages for any delay or failure arising out of causes beyond its reasonable control and without its fault or negligence, including but not limited to the inability to obtain an export license, acts of civil or military authority, fires, riots, wars, or embargoes.

                                       13

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

         15.12 Disputes Between Distributors. In the event of a dispute between DISTRIBUTOR and any other distributor of SpectraSCIENCE, DISTRIBUTOR shall submit such dispute to SpectraSCIENCE and agrees to abide by SpectraSCIENCE's decision thereon.

         15.13 Translations. The official language of this Agreement, and to the extent permitted by law all future communications with respect to, and contracts executed pursuant to this Agreement shall be in English.

         15.14 References to SpectraSCIENCE and DISTRIBUTOR. All references to SpectraSCIENCE and DISTRIBUTOR hereunder shall mean SpectraSCIENCE and DISTRIBUTOR and/or any of their parents or subsidiaries. "Parent" shall means any legal entity, present or future, that controls, directly or indirectly, more than fifty percent (50%) of the voting stock or equity of either party, and "subsidiary" shall mean any legal entity, present or future, of which more than fifty percent (50%) of the voting stock or equity is owned or controlled, directly or indirectly, by either of the parties.

         15.15 Publicity. Either party may announce the existence of an agreement for DISTRIBUTOR's distribution of the Products. The terms of this Agreement are deemed confidential by the parties pursuant to Section 8 hereof.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized representative as of the date first written above.

SpectraSCIENCE, INC.                        Endoscopy U.K., Ltd.



By:    /s/ SCOTT G. ANDERSON                By:    /s/ RAY PUTTOCK
Name:  Scott G. Anderson                    Name:  Ray Puttock
Title: Vice President                       Title: Managing Director
Date:  22 Aug. 2001                         Date:  22 August 2001


                                       14

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

              SCHEDULE 1 TO THE INTERNATIONAL DISTRIBUTOR AGREEMENT BETWEEN SPECTRASCIENCE, INC. AND ENDOSCOPY U.K., LTD.

Products:   Virtual Biopsy System Laser Console with Polyp Software
            ("Console")                                                    (***)

            Reusable Biopsy Forceps ("Forceps")*                           (***)

            Replacement Parts, Tools, and Testing Equipment
            (collectively, "Parts")                                        (***)

            *These products bear an expiration date.

Territory:  United Kingdom

Minimum Quarterly Purchase Requirements:

            Console                                                        (***)

            Forceps                                                        (***)

Training:   Initial Sales Training - one (1) session, for up to ten (10)
            individuals, at a mutually agreeable time and location within three
            (3) months following the Effective Date.

            Annual Service Training - two (2) sessions, each for up to ten (10) individuals, each year for as long as the Agreement remains in effective, at mutually agreeable times and locations.

Exceptions to No Competing Products Obligation (if any):  None

Term:       One (1) year, commencing upon the Effective Date.


                                       15

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

EXHIBIT A TO THE INTERNATIONAL DISTRIBUTOR AGREEMENT
              BETWEEN SPECTRASCIENCE, INC. AND ENDOSCOPY U.K., LTD.

                             INITIAL PURCHASE ORDER


Item                                                       Quantity        Price
--------------------------------------------------------------------------------

Virtual Biopsy System Laser Console with Polyp Software       (***)        (***)

Reusable Biopsy Forceps                                       (***)        (***)
                                                                           -----

Total                                                                      (***)




Endoscopy U.K., Ltd.


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------
Date:
     --------------------------


                                       16

(***) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.